                                                                      EXHIBIT 99


NEWS                                             WILLBROS GROUP, INC.   [LOGO]

--------------------------------------------------------------------------------
 FOR IMMEDIATE RELEASE:                            FOR MORE INFORMATION CONTACT:
      Monday                                          Michael W. Collier
      December 23, 2002                               Investor Relations Manager
      Houston, Texas                                  Willbros USA, Inc.
                                                      (713) 403-8016
--------------------------------------------------------------------------------

          WILLBROS PROJECTS IN VENEZUELA DELAYED BY NATIONAL SITUATION


Willbros Group, Inc. (NYSE: WG) announced today that, due to the ongoing national situation in Venezuela, its Venezuelan subsidiary, Constructora CAMSA, C.A., has suspended all work in Venezuela, including work on the Ameriven Taej Terminal Project in eastern Venezuela, until conditions stabilize. Under the terms and conditions of its contracts with its clients, Camsa does not currently anticipate that its contract revenue nor contract margins will be diminished; although the timing of future project revenue may be delayed. Willbros projections, prior to the current disruptions, for the first quarter of 2003 included revenue in Venezuela of $11-13 million.

Willbros Group, Inc. is one of the leading independent contractors serving the oil, gas and power industries, providing construction, engineering and other specialty oilfield-related services to industry and government entities worldwide.

The Company's World Wide Web site can be accessed at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as future E&P capital expenditures, oil, gas and power prices and demand, the amount and location of planned pipelines, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC.